UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2009

McIntosh Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

000-49766	58-1922861
(Commission File Number)	(IRS Employer Identification No.)

210 South Oak Street, Jackson, Georgia	30233
(Address of principal executive offices)	(Zip Code)

(770) 775-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

McIntosh Bancshares, Inc. (the “Registrant”), the parent company of McIntosh State Bank, and Redemptus Group LLC (“Redemptus”) have executed Amendment No. 1, dated as of March 31, 2009 (the “Amendment”), to the Debenture Purchase Agreement between the Registrant and Redemptus dated December 23, 2008 (the “Agreement”). The Registrant previously disclosed the terms of the Agreement in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2008.

The Amendment, which is filed as Exhibit 4.1 to this report and incorporated herein by reference: (i) extends the deadlines for the closing of the purchase and sale of the debentures from March 31, 2009 to June 30, 2009; (ii) extends the deadline for the completion of the $3.0 million follow-on private placement of the Registrant’s common stock required as a closing condition for the purchase and sale of the debentures from March 31, 2009 to June 30, 2009; and (iii) extends the deadline for completion of the sale of certain troubled assets required under the Agreement from December 31, 2009 to March 31, 2010. The Amendment also addresses certain financial obligations of the Registrant to Redemptus as more fully described in Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Under the Agreement, the Registrant is required to pay up to $250,000 of Redemptus’s legal and due diligence expenses incurred in connection with the transactions contemplated by the Agreement. In the Amendment, the parties agree that the Registrant currently owes Redemptus an amount specified in a separate invoice for such expenses and that such amount (approximately $206,000) will be due and payable upon the earliest to occur of: (i) the closing of the sale of the debentures under the Agreement, as amended; (ii) the completion of the follow-on private placement described in clause (ii) of Item 1.01 above; (iii) the Registrant’s completion of any sale, merger, financing or other strategic transaction outside its ordinary course of business; and (D) June 30, 2009. The Amendment also restates the prior provision in the Agreement that the Registrant will not be liable to Redemptus in any event for due diligence and legal costs exceeding $250,000.

Item 9.01	Financial Statements and Exhibits

Exhibit 4.1	-	Amendment No. 1, dated as of March 31, 2009, to the Debenture Agreement between the Registrant and Redemptus dated as of December 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MCINTOSH BANCSHARES, INC.

DATE: April 6, 2009	By:	/s/ William K. Malone
William K. Malone
Chief Executive Officer

EXHIBIT INDEX

Exhibit 4.1	-	Amendment No. 1 dated as of March 31, 2009 to Debenture Agreement between the Registrant and Redemptus Group LLC, dated December 23, 2008.